Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces New Leadership Appointments

ALPHARETTA, Ga., Jan. 11, 2023 / PRNewswire / -- Avanos Medical, Inc. (NYSE: AVNS) today announced two executive leadership appointments that support the company’s long-term strategic priorities: Michael Greiner has been named chief transformation officer (in addition to his current responsibilities as senior vice president and chief financial officer), and Kerr Holbrook has been named senior vice president and chief commercial officer.
“Our global teams have been working diligently to identify changes that will allow us to reimagine our business and create sustainable value for both internal and external stakeholders,” said Joe Woody, chief executive officer. “We have established the groundwork for a three-year transformation aimed at optimizing our commercial organization and enhancing our financial performance. Our chief financial officer, Michael Greiner – who has led many of our efforts in margin improvement, M&A, and free cash flow generation – will take on the additional and newly created role of chief transformation officer. In that position, he will lead our transformation efforts as we remain focused on achieving our strategic and financial priorities.”
The transformation will be focused on four key priorities over the next three years: optimizing the commercial organization, transforming the product portfolio, implementing cost management initiatives to enhance operating profitability, and continuing to efficiently deploy capital while maintaining a focused and disciplined approach to M&A.
Greiner added, “We have made meaningful improvements to our profitability measures and free cash flow generation over the past 18 months while working through a range of macro dynamics. These improvements have established the initial framework for this transformation, which we believe will further enhance our operational and financial performance. We are laser-focused on the execution of these four priorities to ensure we have an aligned and cohesive strategy.”
Effectively immediately, Avanos will bring the North America Chronic Care and Pain franchise functions under one organization, led by Kerr Holbrook in the company’s newly created role of senior vice president and chief commercial officer.
Holbrook joined Avanos in 2019 as senior vice president and general manager for the company’s Chronic Care franchise. His background includes more than 25 years as a healthcare industry executive focused on sales, marketing, strategy and general management. Prior to joining Avanos, Kerr served as chief commercial officer at AlloSource, a global biologic and regenerative implant company.
“I’m enthusiastic about the many benefits this new structure is expected to bring to Avanos, including improved best-practice sharing, a more consistent strategic approach, and an enhanced ability to scale critical functions like digital marketing and strategic analytics,” said Holbrook. “With twin goals of accelerating sales and improving our commercial impact, our unified commercial organization is designed to help us drive efficiencies and focus on core categories and channels.”
“I am confident that under Kerr’s leadership, our new commercial structure will enable us to accelerate sales and improve our overall impact in the market,” stated Woody. “We believe our three-year transformation will deliver significant value to our shareholders and the other stakeholders who have an interest in Avanos. We look forward to providing additional color on our transformation efforts during our year-end earnings call on Feb. 21.”
About Avanos Medical, Inc.
Avanos Medical, Inc. (NYSE: AVNS) is a medical technology company focused on delivering clinically superior breakthrough medical device solutions to improve patients' quality of life. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today's most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit Avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
SOURCE Avanos Medical, Inc.
For further information: Investor Contact: Michael Greiner, Avanos Medical, Inc., Investor.Relations@Avanos.com; Media Contact: Katrine Kubis, Avanos Medical, Inc., CorporateCommunications@Avanos.com